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                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option Plan, the 1992 Director Option Plan and the 1993 Employee Stock Bonus Plan of Boomtown, Inc. and the Registration Statement (Form S-8) pertaining to the Boomtown, Inc. 401 (k) Plan of our report dated November 15, 1996, with respect to the consolidated financial statements and schedule of Boomtown, Inc. included in its annual Report (Form 10-K) for the year ended September 30, 1996.

Reno, Nevada
December 20, 1996